Consent of Independent Auditors

We consent to the reference to our firm un der the caption "Experts" and in the section entitled "Selected Historical Financial Data" and to the use of our report dated April 23, 1999, in Amendment No. 1 of the Registration Statement (Form S-4 No. 333-90829) and related Prospectus of Middle American Tissue Inc.


                                                       /s/ Ernst & Young LLP


San Francisco, California
March 3, 2000